Exhibit 99.B(e)(1)(i)

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING INTERMEDIATE BOND PORTFOLIO

and

ING FUNDS DISTRIBUTOR, LLC

Company
ING Intermediate Bond Portfolio